Exhibit 99.1

La Rosa Reports Third Quarter 2023 Financial Results and Provides Business Update

Quarterly Revenue Increased 11% Year-Over-Year to $6.8 Million

Celebration, FL / November 20, 2023 / – La Rosa Holdings Corp. (NASDAQ: LRHC) (“La Rosa” or the “Company”), a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments, today provided a business update and announced its financial results for the third quarter ended September 30, 2023.

Q3 2023 Highlights and Subsequent Events

•	Total revenue increased 11% year-over-year to $6.8 million for Q3 2023
•	Entered into strategic referral partnership with Janover, an AI-enabled B2B fintech marketplace connecting commercial property borrowers and lenders
•	Launched a proprietary artificial intelligence (“AI”) technology system 'JAEME' to support real estate agents
•	Acquired two of its real estate brokerage franchisees with combined revenues in excess of $20.7 million in 2022
•	Completed an IPO on October 12, 2023, raising gross proceeds of $5.0 million and commenced trading on the Nasdaq Stock Market

Joe La Rosa, CEO of the Company, commented, “We believe that the last couple of months have been transformative for the Company. We achieved a major milestone by completing an IPO onto the Nasdaq Stock Market and raising gross proceeds of $5 million. I am also pleased to report that revenues increased 11% to $6.8 million for the third quarter of 2023 over the same period last year. We recently acquired a controlling interest in two of our franchisees, both located in Florida. Not only do the acquisitions expand our footprint in Florida, but we expect that they will also increase our top line revenue by over 75%.

“We believe that we have consistently been at the forefront of innovation in the real estate industry. We have a unique brokerage model which is agent centric with 100% commissions. This agent-centric commission model enables our sales agents to obtain higher net commissions than they would otherwise receive from many of our competitors in our local markets. Moreover, we provide our brokers with training and support, including our proprietary AI technology system, JAEME, that drives marketing, efficiency, and sales. We believe the support that we provide to our agents at a minimal cost to them is one of the best offered in the industry.

“We continue to explore ways to grow our revenue streams for both our brokers and the Company. Towards that end, we recently signed a referral partnership agreement with Janover. We expect that their expansive network of banks and first-in-class AI enabled fintech platform will help drive referrals to our brokers. We believe that we have built a highly scalable business model with several recurring revenue streams, and we now have a strong balance sheet after completing the IPO. Our goal is to deliver long-term shareholder value by driving exponential growth that will allow us to capitalize on the changing agency model trends occurring in the industry,” concluded Mr. La Rosa.

About La Rosa Holdings Corp.

La Rosa is a holding company for five agent-centric, technology-integrated, cloud-based, multi-service real estate segments. In addition to providing person-to-person residential and commercial real estate brokerage services to the public, the Company cross-sells ancillary technology-based products and services primarily to its sales agents and the sales agents associated with their franchisees. La Rosa’s business is organized based on the services they provide internally to their agents and to the public, which are residential and commercial real estate brokerage, franchising, real estate brokerage education and coaching, and property management. La Rosa has 10 La Rosa Realty corporate real estate brokerage offices located in Florida, 26 La Rosa Realty franchised real estate brokerage offices in six states in the United States and Puerto Rico. The Company’s real estate brokerage offices, both corporate and franchised, are staffed with more than 2,470 licensed real estate brokers and sales associates.

For more information, please visit: https://www.larosaholdings.com.

Stay connected with La Rosa, sign up for news alerts here: larosaholdings.com/email-alerts.

Forward-Looking Statements

This press release contains forward-looking statements regarding the Company’s current expectations that are subject to various risks and uncertainties. Such statements include statements regarding the Company’s ability to grow its business and other statements that are not historical facts, including statements which may be accompanied by the words “intends,” “may,” “will,” “plans,” “expects,” “anticipates,” “projects,” “predicts,” “estimates,” “aims,” “believes,” “hopes,” “potential” or similar words. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Actual results could differ materially from those described in these forward-looking statements due to certain factors, including without limitation, the Company's ability to achieve profitable operations, customer acceptance of new services, the demand for the Company’s services and the Company’s customers' economic condition, the impact of competitive services and pricing, general economic conditions and other risk factors detailed in the Company's filings with the United States Securities and Exchange Commission (the "SEC”). You are urged to carefully review and consider any cautionary statements and other disclosures, including the statements made under the headings “Risk Factors” and elsewhere in documents that we file from time to time with the SEC. Forward-looking statements contained in this press release are made only as of the date of the this press release, and La Rosa does not undertake any responsibility to update any forward-looking statements in this release, except as may be required by applicable law. References and links to websites have been provided as a convenience and the information contained on such websites is not incorporated by reference into this press release.

For more information, contact: info@larosaholdings.com

Investor Relations Contact:

Crescendo Communications, LLC

David Waldman/Natalya Rudman

Tel: (212) 671-1020

Email: LRHC@crescendo-ir.com

(Tables follow)

La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Balance Sheets

	September 30, 2023	December 31, 2022
	(unaudited)	(audited)

Assets
Current assets:
Cash	$350,276	$118,558
Restricted cash	1,547,175	1,411,364
Accounts receivable, net	274,210	424,549
Other current assets	—	45,000
Due from related party	45,413	41,558
Total current assets	2,217,074	2,041,029

Non-current assets:
Deferred offering costs	3,529,192	1,760,447
Other non-current assets	21,270	79,314
Total non-current assets	3,550,462	1,839,761
Total assets	$5,767,536	$3,880,790

Liabilities and Stockholders' Equity (Deficit)
Current liabilities:
Line of credit	$101,991	$86,163
Accounts payable	1,217,318	1,523,936
Accrued expenses	608,232	522,279
Due to related party, current	149,245	652,233
Derivative liability	323,750	1,022,879
Convertible notes payable, net	95,000	585,779
Advances on future receipts	334,722	—
Notes payable, current	253,200	250,788
Total current liabilities	3,083,458	4,644,057

Non-current liabilities:
Notes payable, net of current	354,540	360,912
Due to related party, net of current	—	338,757
Security deposits payable	1,607,024	1,415,059
Total non-current liabilities	1,961,564	2,114,728
Total liabilities	5,045,022	6,758,785

Commitments and contingencies (Note 4)

Stockholders’ equity (deficit):
Preferred stock - $0.0001 par value; 50,000,000 shares authorized; 2,000 Series X shares issued and outstanding at September 30, 2023 and December 31, 2022 respectively; 3,436 Series A shares issued and outstanding at September 30, 2023 and none issued or outstanding at December 31, 2022	—	—
Common stock - $0.0001 par value; 250,000,000 shares authorized; 6,284,168 and 6,000,000 issued and outstanding at September 30, 2023 and December 31, 2022, respectively	628	600
Additional paid-in capital	6,747,489	1,410,724
Accumulated deficit	(6,025,603	(4,289,319)
Total stockholders’ equity (deficit)	722,514	(2,877,995)
Total liabilities and stockholders' equity (deficit)	$5,767,536	$3,880,790

La Rosa Holdings Corp. and Subsidiaries

Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenue	$6,792,250	$6,131,892	$20,320,606	$20,206,673

Cost of revenue	6,216,751	5,582,663	18,450,162	17,998,181

Gross profit	575,499	549,229	1,870,444	2,208,492

Operating Expenses:
General and administrative	943,675	1,133,987	2,751,713	3,195,947
Sales and marketing	49,277	52,057	242,548	296,429
Total operating expenses	992,952	1,186,044	2,994,261	3,492,376

Loss from operations	(417,453)	(636,815)	(1,123,817)	(1,283,884)

Other income (expense):
Interest expense, net	(6,966)	(50,351)	(147,505)	(84,020)
Amortization of financing fees	(207,887)	(4,053)	(882,781)	(100,123)
Change in fair value of derivative liability	10,201	(1,147)	138,985	(24,363)
Forgiveness of debt	—	—	—	149,312
Other income, net	278,266	—	278,834	27,786
Total other income (expense)	73,614	(55,551)	(612,467)	(31,408)
Loss before provision for income taxes	(343,839)	(692,366)	(1,736,284)	(1,315,292)
Provision for income taxes	—	—	—	—
Net loss	$(343,839)	$(692,366)	$(1,736,284)	$(1,315,292)

Loss per share:
Basic and diluted	$(0.06)	$(0.12)	$(0.29)	$(0.22)

Shares used in computing loss per share:
Basic and diluted	6,180,633	6,000,000	6,063,056	6,000,000